Exhibit 10.30
October 14, 2010
To: Board of Directors, Cardinal Ethanol, LLC
From: Compensation Committee
Given the financial success the Company has achieved, the Compensation Committee recommends the following bonus be paid to employees for the period of October 1, 2009 to September 30, 2010 (Fiscal Year 2009-10).
We recommend a bonus of 7.5% of the employee’s gross wage* for all non-management employees (**as defined below). We also recommend a bonus of 15% for management employees (***as defined below).
The financial impact of this recommendation is:

Non-management employees -	$1,635,730.34 @ 7.5% =	$122,679.78

Management employees -	$680,785.91 @ 15.0% =	$102,117.89

		$224,797.66
This represents 1.10% of fiscal year net income.

*	gross wage = Regular, Overtime, PTO, and Holiday pay

**	non-management employees = all employee not defined as management

***	management employees = CEO, CFO, Plant Manager, Commodity Manager, Production Manager, Maintenance Manager, Lab Manager, and EHS Manager
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